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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-169345 on Form S-11 of our report dated March 29, 2011, relating to the consolidated financial statements and related financial statement schedules of Behringer Harvard Opportunity REIT II, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Behringer Harvard Opportunity REIT II, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 8, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM